UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  September 25, 2006

Community Capital Bancshares, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Georgia
(State or Other Jurisdiction of Incorporation)

000-25345	58-2413468
(Commission File Number)	(IRS Employer Identification No.)

2815 Meredyth Drive, Albany, Georgia	31707
(Address of Principal Executive Offices)	(Zip Code)

(229) 446-2265
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

On September 25, 2006, Community Capital Bancshares, Inc. and its wholly-owned subsidiary, AB&T National Bank (the “Bank,” and together with Community Capital Bancshares, Inc., the “Employer”) entered into an employment agreement (the “Agreement”) with Keith G. Beckham regarding his employment as the Bank’s President and Chief Executive Officer. The Agreement is effective as of January 1, 2006, and continues until December 31, 2006. The Agreement will be extended for additional terms of one year unless any party to the Agreement provides notice of cancellation thirty days prior to the end of the current term. A copy of the Agreement has been attached to this Current Report on Form 8-K as Exhibit 10.24, and the following summary of the material terms and conditions of the Agreement is qualified entirely by reference thereto.

Mr. Beckham's initial base salary under the Agreement is $132,000 per year. The Board of Directors of Employer is required to review the base salary amount annually, and the base salary may be adjusted each year in an amount determined by the Board of Directors. The Agreement also provides that Mr. Beckham is entitled to an annual cash bonus based on criteria established by the Board of Directors of the Employer. Further, the Agreement provides that Mr. Beckham will receive 2,000 stock options upon the execution of the Agreement. Additionally, the Agreement requires the Employer to provide Mr. Beckham with health insurance, life insurance, an automobile, vacation time, reimbursement for reasonable business expenses, club memberships and other customary benefits.

Generally, in the event Mr. Beckham is terminated by the Employer without cause or Mr. Beckham terminates his employment with cause, the Employer will be required to meet its obligations with respect to Mr. Beckham's compensation for a period equal to twelve months from the date of termination. In the event the Employer terminates Mr. Beckham's employment due to his permanent disability, the Employer will be required to meet its obligations with respect to Mr. Beckham's compensation for a period of six months following the termination. If Mr. Beckham terminates his employment within twelve months before or twenty-four months following a change in control of the Employer, Mr. Beckham will be entitled to a cash payment equal to one and one-half times the sum of his average base salary and cash bonus for the preceding three years.

If Mr. Beckham's employment is terminated by the Employer with cause or Mr. Beckham terminates his employment without cause or upon a change in control, Mr. Beckham will generally be prohibited from competing with the Bank or soliciting its customers or employees for a period of twelve months from the date of termination.

Item 9.01.    Financial Statements, Pro Forma Information and Exhibits.

Exhibit 10.24	Employment Agreement by and among AB&T National Bank, Community Capital Bancshares, Inc. and Keith G. Beckham, dated September 21, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COMMUNITY CAPITAL BANCSHARES, INC.

Dated: September 29, 2006	By:	/s/ David J. Baranko
	Name:	David J. Baranko
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.24	Employment Agreement by and among AB&T National Bank, Community Capital Bancshares, Inc. and Keith G. Beckham, dated September 21, 2006.